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Exhibit 21.1

SUBSIDIARIES

NAME	STATE OF INCORPORATION
CISI Business Corporation	Delaware
Concentra Akron, L.L.C.	Delaware
Concentra Arkansas, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra Birmingham, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra Health Services, Inc. (doing business as Concentra Medical Centers)	Nevada
Concentra Integrated Services, Inc.	Massachusetts
Concentra Laboratory, L.L.C. (doing business as Advanced Toxicology Network)	Delaware
Concentra Management Services, Inc.	Nevada
Concentra New Orleans, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra Occupational Healthcare Harrisburg, L.P. (doing business as Concentra Medical Centers)	Pennsylvania
Concentra Preferred Systems, Inc.	Delaware
Concentra St. Louis, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra South Carolina, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra-UPMC, L.L.C (doing business as Concentra Medical Centers)	Delaware
Concentra Vanderbilt, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra Winston-Salem, L.L.C. (doing business as Concentra Medical Centers)	Delaware
CPS Business Corporation	Delaware
CRA Managed Care of Washington, Inc.	Washington
CRA-MCO, Inc.	Nevada
FHM Business Corporation	Delaware
First Notice Systems, Inc.	Delaware
FOCUS Healthcare Management, Inc.	Tennessee
HealthNetwork Systems LLC	Delaware
Managed Prescription Program Joint Venture	Arizona
Medical Network Systems LLC	Delaware
MetraComp, Inc	Connecticut
National Healthcare Resources, Inc.	Delaware
OccuCenters I, L.P. (doing business as Concentra Medical Centers; Concentra)	Texas
Occupational Health Ventures, L.L.C (doing business as Concentra Medical Centers)	Pennsylvania
OCI Holdings, Inc.	Nevada
OHC of Oklahoma, L.L.C. (doing business as Concentra Medical Centers)	Oklahoma
Tucson Occupational Medicine Partnership (doing business as Concentra Medical Centers)	Arizona

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  Exhibit 21.1
SUBSIDIARIES